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                                                                    Exhibit 10.2

g                                           General Electric Capital Corporation

                                            120 Long Ridge Road
                                            Stamford, CT 06927

March 31, 2003                                      VIA Facsimile (757) 858-4093

Robert Raley, Jr.
Chief Executive Officer
THE Finance Company
5425 Robin Hood Road, Suite 101B
Norfolk, VA 23513

Re: Warrant to Purchase Common Stock dated December 20, 1996 and Warrant (No. 2) to Purchase Common Stock dated April 4, 1997.

Dear Mr. Raley,

General Electric Capital Corporation ("GECC") has extended credit to THE Finance Company ("TFC") pursuant to that certain Amended and Restated Motor Vehicle Installment Contract Loan and Security Agreement, dated as of December 20, 1996, which has been amended to restructure certain loans in default (the "Loan Agreement"). To induce GECC into entering into the Loan Agreement and certain amendments, on December 20, 1996 and again on April 4, 1997 TFC Enterprises, Inc., a Delaware corporation and the parent company of TFC ("TFCE"), issued GECC warrants to purchase up to 1,135,280 shares of common stock of TFCE at $1.00 per share (the "Warrants"). The Warrants expire 120 days after the expiration of the Loan Agreement. GECC also has certain registration rights with respect to the common stock underlying the Warrants pursant to the Amended and Restated Registration Rights Agreement dated as of April 4, 1997.

As of March 28, 2003, the value of the TFCE common stock was $1.35 per share. TFCE has informed GECC of a potentional acquistion of TFCE, pursuant to which the shareholders may receive up to $1.87 per share of TFCE common stock. However, such valuation is contingent on GECC releasing its rights in the Warrants.

GECC hereby agrees that if (i) GECC and TFC execute Amendment No. 9 to the Loan Agreement, effective March 31, 2003, and (ii) on April 1, 2003, TFC pays in full, by wire transfer in immediately available funds to an account designated by GECC or through authorized advance under the Loan Agreement, an amount equal to One Hundred Sixty Seven Thousand Dollars ($167,000), GECC will relinquish its rights under the Warrant to Purchase Common Stock dated December 20, 1996 and the Warrant (No. 2) to Purchase Common Stock dated April 4, 1997.

If you have any questions, please advise.

Sincerely,

Joseph J. Artuso
Authorized Signatory for GECC